EXHIBIT 21.1
LIST OF SUBSIDIARIES

Name	State or Other Jurisdiction of Incorporation
Signal Pharmaceuticals, LLC	California
Anthrogenesis Corporation	New Jersey
Celgene International, Inc.	Delaware
Celgene International SARL	Switzerland
Celgene Luxembourg Finance Company SARL	Luxembourg
Celgene UK Holdings, Limited	United Kingdom
Celgene UK Manufacturing, Limited	United Kingdom
Celgene UK Manufacturing II, Limited	United Kingdom
Celgene UK Manufacturing III, Limited	United Kingdom
Celgene Edinburgh Finance	Scotland
Celgene Europe, Limited	United Kingdom
Celgene International Holdings Corporation	Delaware
Celgene UK Distribution Limited	United Kingdom
Celgene Limited	United Kingdom
Celgene Srl	Italy
Celgene Sociedade Unipessoal Lda	Portugal
Celgene Puerto Rico Distribution LLC	Puerto Rico
Celgene S.L.	Spain
Celgene Germany Distribution GmbH	Germany
Celgene Sarl	France
Celgene Limited	Ireland
Celgene Financing Company, LLC	Delaware
Celgene Canadian Finance Company LP	Canada
4319257 Canada, Inc.	Canada

Name	State or Other Jurisdiction of Incorporation
4319265 Canada, Inc.	Canada
Celgene (Partnership)	Canada
Celgene KK	Japan
Celgene Handels Gmbh	Austria
Celgene AB	Sweden
Celgene GmbH	Switzerland
Celgene BVBA	Belgium
Celgene Pty Limited	Australia
Celgene BV	Netherlands
Celgene Netherlands BV	Netherlands
Celgene Chemicals Sarl	Switzerland
Celgene Logistics Sarl	Switzerland
Celgene Switzerland SA	Switzerland
Morris Avenue Investment LLC	New Jersey
Celgene AS	Norway
Celgene Ab	Finland
Celgene Holdings Sarl	Switzerland
Celgene Research and Investment Company LLC	Delaware
Celgene R&D Sarl	Switzerland
Celgene ApS	Denmark
Celgene PTE Ltd	Singapore
Celgene NJ Investment Co	New Jersey
Celgene Summit Investment Co	New Jersey
Celgene Holdings East Corp.	New Jersey
Celgene sro	Czech Republic
Celgene Management Sarl	Switzerland
Celgene A/S	Denmark
Celgene llac Pazarlama ve Tic.Ltd. Sti.	Turkey
Pharmion LLC	Delaware

Name	State or Other Jurisdiction of Incorporation
Celgene sp. zoo	Poland
Celgene kft	Hungary
Celgene Limited	Hong Kong
Celgene Co.	South Korea
Cabrellis Pharmaceuticals Corp.	Delaware
Celgene Limited	Taiwan
Celgene Pty Ltd	Australia
Celgene sro	Slovakia
Celgene Netherlands II BV	Netherlands
Pharmion Ltd	United Kingdom
Pharmion France SAS	France
Pharmion Poland sp zoo	Poland
Pharmion GmbH	Germany
Pharmion BV	Netherlands
Pharmion International Ltd	Thailand
Pharmion AB	Sweden
Pharmion AS	Norway
CHT I LLC	Delaware
CHT II LLC	Delaware
CHT III LLC	Delaware
CHT IV LLC	Delaware
Celgene European Investment Co. LLC	Delaware
Pharmion APS	Denmark
Pharmion Holdings Ltd	United Kingdom
Celgro Corporation	Delaware